B #:	0983-12
Date:	June 21, 2012
To:	All Participants, Depository Facilities and Pledgee Banks
Category:	Operations
From:	Operations Regulatory Compliance
Attention:	Managing Partners, Officers and Cashiers
Subject:	Native American Energy Group Inc. - Resumption of DTC Services

Please be advised that effective June 21, 2012, DTC has resumed all services for the below referenced issue.

CUSIP	SECURITY NAME

638691105	Native American Energy Group Inc.

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